UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BENEFIT STREET PARTNERS REALTY TRUST, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Your vote is needed!May 18,2020 Fellow Stockholder, We recently distributed proxy materials regarding the Benefit Street Partners Realty Trust, Inc. Annual Meeting of Stockholders to be held on May 28, 2020. As of the date of t his letter, we have not received voting instructions for your account. Your vote is very important regardless of the number of shares you own. To avoid adjournments and additional solicitation costs, you are encouraged to vote your shares as soon as possible. Voting is quick and easy. You may vote your shares online. over the phone. or by mail by following the instructions listed at the bottom of this letter. Please note that votes must be received by May 27th at 11:59 p.m. EDT. Thank you for your time and support. Sincerely, Richard Byrne Chairman and Chief Executive Officer FOUR WAYS TO VOTE PROXY QUESTIONS?Call l -855-601-2252 ONLINE WWW.PROXYVOTE.COM/BSPRT Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.PHONE WITHOUT A PROXY CARD Call l-855-601-2252 Monday to Friday, 9:00 a.m. to 10:00 p.m. ET to speak with a proxy specialist. WITH A PROXY CARD Call1-800-690-6903 with a touch-tone phone to vote using an automated system. QRCODEWITH A SMARTPHONE Vote by scanning the Quick Response Code or “QR Code” on the Proxy Card/VIF enclosed. MAIL VOTE PROCESSING Mark, sign and date your ballot and return it in the postage-paid envelope provided.